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As filed with the Securities and Exchange Commission on October 2, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETBANK, INC.
(Exact name of registrant as specified in its charter)

GEORGIA	58-2224352
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

NetBank, Inc.
11475 Great Oaks Parkway
Alpharetta, Georgia 30022
(770) 343-6006
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

D.R. Grimes
Chief Executive Officer
NetBank, Inc.
11475 Great Oaks Parkway
Alpharetta, Georgia 30022
(770) 343-6006
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copy to:
Katherine M. Koops, Esq.
Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E., 16th Floor
Atlanta, Georgia 30303
(404) 572-6600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, $.01 par value (with attached rights to purchase Series A Junior Participating Preferred Stock under the Company's Stockholder Rights Plan)	1,689,189 shares	$7.90	$13,344,593	$3,337

(1)
Pursuant to Rule 457(c), the proposed maximum offering price and registration fee are based upon the average of the high and low prices of the common stock on the Nasdaq Stock Market on September 28, 2001.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

    1,689,189 Shares

NETBANK, INC.

Common Stock

    This Prospectus relates to 1,689,189 shares of common stock, $.01 par value per share, of NetBank, Inc. ("NetBank," unless the context states otherwise), which are currently owned by Republic Bancorp Inc. (the "selling stockholder"). The shares may be offered by the selling stockholder from time to time in transactions in the open market, in privately negotiated transactions, in brokerage transactions or a combination of these methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The shares may be sold to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom the broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder also may enter into hedging transactions in connection with distribution of the shares or otherwise. See "Plan of Distribution."

    The selling stockholder acquired the shares from NetBank on June 29, 2001 in connection with NetBank's acquisition of Market Street Mortgage Corporation, a company that was previously a subsidiary of the selling stockholder. See "Recent Developments." The selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholder" and "Plan of Distribution."

    NetBank will not receive any proceeds from the sale of the shares by the selling stockholder. NetBank has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the shares covered by this prospectus and to indemnify the selling stockholder against specified liabilities, including liabilities under the Securities Act.

    NetBank's common stock is listed for trading on the Nasdaq Stock Market under the symbol "NTBK." On September 28, 2001, the last reported sales price of the common stock reported on the Nasdaq Stock Market was $8.37 per share.

    The shares of NetBank common stock offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contract is a criminal offense.

The date of this Prospectus is            , 2001.

THE COMPANY

    NetBank, Inc. is a bank holding company that wholly owns the outstanding stock of NetBank, a federal savings bank. It also owns NetBank Partners, LLC and NB Partners, Inc., which are involved in strategic partnering opportunities, and Market Street Mortgage Corporation ("Market Street Mortgage"), a mortgage lender. NetBank is the largest federally insured bank operating exclusively on the Internet. Our mission is to profitably provide a broad range of banking and financial services to Internet users. Our low-cost, branchless business model allowed us to attain profitability within a year of acquiring our bank charter and to remain profitable while passing along our operating cost savings to customers in the form of attractive interest rates and low fees.

    Our unique, Internet-based operating strategy, coupled with recent strategic acquisitions, has allowed us to experience rapid growth. During 2000, our customer accounts grew from 66,000 to 162,000; deposits grew from $653.9 million to $980.8 million; and total assets grew from $1.3 billion to $1.8 billion. During 2000, we added an average of 8,000 net customer accounts per month. As of June 30, 2001, we had 232,000 accounts and $1.2 billion in deposits.

    We offer a broad array of products and services that customers would typically expect from a traditional bank, including checking and money market accounts, certificates of deposit, Individual Retirement Accounts ("IRA's"), debit cards, credit cards, mortgage loans, securities brokerage services, and home equity lines as well as some innovative services specifically designed to leverage our internet capabilities, such as electronic bill payment and presentment, online safe deposit box, wireless account access, and account consolidation services.

RECENT DEVELOPMENTS

    On June 29, 2001, NetBank acquired Market Street Mortgage by means of a merger of NetBank Interim, Inc., a Georgia corporation and subsidiary of NetBank formed solely to facilitate the merger, with and into Market Street Mortgage pursuant to an Agreement and Plan of Merger dated as of April 15, 2001, among NetBank, Net Interim, Inc., Market Street Mortgage, Republic Bank and Republic Bancorp Inc. ("Republic Bancorp"). In the merger, the outstanding shares of Market Street Mortgage preferred stock, all of which were held by Republic Bancorp, were converted into $4,999,252 in cash (of which $1 million was escrowed) and 1,689,189 shares of NetBank common stock valued at an aggregate of $14,999,998, and all of the outstanding shares of Market Street Mortgage common stock were cancelled in exchange for a total of $750 in cash. Of the $1 million escrowed at the closing, $835,000 was subsequently paid to Republic Bancorp. Under the terms of the merger agreement, NetBank agreed to register the shares for resale by Republic Bancorp and to indemnify it against specified liabilities, including liabilities under the Securities Act. This prospectus forms a part of the registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the registration provisions of the merger agreement.

SELLING STOCKHOLDER

    The selling stockholder, Republic Bancorp, beneficially owns all of the 1,689,189 shares of NetBank common stock that are being offered by this prospectus. Its address is 1070 East Main Street, Owosso, Michigan 48867. NetBank believes that the selling stockholder has sole investment and voting power with respect to the shares. As of the date of this prospectus, the selling stockholder beneficially owned approximately 5.58% (based on shares outstanding as of June 30, 2001) of the total outstanding shares of NetBank's common stock. Upon the sale by the selling stockholder of all of the shares offered by this prospectus and completion of the offering, assuming all of the shares being offered are sold and that no other changes in the selling stockholder's beneficial ownership occur prior to the completion of this offering, the selling stockholder will not beneficially own any shares of NetBank's common stock.

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PLAN OF DISTRIBUTION

    NetBank is registering the shares of common stock on behalf of the selling stockholder, Republic Bancorp. As used in this section, "selling stockholder" refers to Republic Bancorp and any donee, pledgee or other party selling shares received from Republic Bancorp. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by NetBank. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. Pursuant to this prospectus, the selling stockholder may sell or distribute up to 1,689,189 shares of NetBank common stock from time to time through dealers or brokers or other agents or directly to one or more purchasers in a variety of ways, including:

  •
  transactions, which may involve crosses and block transactions, on the Nasdaq National Market, where the common shares are listed for trading;

  •
  privately negotiated transactions;

  •
  in the over-the-counter market;

  •
  in brokerage transactions; or

  •
  in a combination of these types of transactions.

    These transactions may be effected by the selling stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

    The selling stockholder may enter into hedging transactions in connection with distribution of the shares or otherwise. In such transactions, broker-dealers or others may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell shares short and redeliver the shares to close out such short positions.

    The selling stockholder may enter into option, forward sales or other transactions with broker-dealers or others which may require the delivery to the broker-dealer of the shares. The broker-dealer or other party may then resell or otherwise transfer such shares pursuant to this prospectus and the prospectus supplement. The selling stockholder also may loan or pledge the shares. The pledgee may sell the shares so loaned, or upon a default the pledgee may sell the pledged shares pursuant to this prospectus and the prospectus supplement.

    The selling stockholder may also transfer shares that it owns by gift, and, upon such transfer, the donee would have the same right of sale as the selling stockholder.

    The selling stockholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    Any broker-dealers that act in connection with the sale of shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by these broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. NetBank has agreed to indemnify the selling stockholder against specified liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act.

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    If selling stockholder is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

    The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

    Upon NetBank's being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

  •
  the name of the selling stockholder and of the participating broker-dealer(s);

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  the number of shares involved;

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  the initial price at which the shares were sold;

  •
  the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

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  that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  •
  other facts material to the transactions.

In addition, upon our being notified by the selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

LEGAL MATTERS

    The validity of the issuance of the shares offered by this prospectus has been passed upon for NetBank by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.

EXPERTS

    The financial statements incorporated in this prospectus by reference from NetBank's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Market Street Mortgage Corporation and subsidiary for the year ended December 31, 2000 appearing in NetBank, Inc.'s Current Report on Form 8-K/A dated September 13, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT NETBANK

    This prospectus is part of a registration statement on Form S-3 that NetBank filed with the Securities and Exchange Commission. Some information in the registration statement has been omitted from this prospectus in accordance with SEC rules. NetBank files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy the registration

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statement as well as reports, proxy statements and other information NetBank has filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You can call the SEC at 1-800-732-0330 for further information about the public reference room. NetBank is also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Nasdaq Stock Market under the symbol "NTBK." Reports, proxy and information statements and other information concerning NetBank may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

    The SEC allows NetBank to "incorporate by reference" the information NetBank has previously filed with it, which means that NetBank can disclose important information to you by referring you to those documents. All information that NetBank has incorporated by reference is available to you in accordance with the above paragraph. The information incorporated by reference is considered to be a part of this prospectus, and information that NetBank files with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. NetBank incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholder has sold all the shares.

    The following documents NetBank has filed with the SEC are incorporated by reference in this prospectus:

1.
Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

2.
Current Report on Form 8-K filed with the SEC on April 30, 2001;

3.
Current Report on Form 8-K filed with the SEC on July 13, 2001, as amended on September 13, 2001;

4.
Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and filed with the SEC on May 14, 2001;

5.
Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and filed with the SEC on August 14, 2001;

6.
Description of NetBank's common stock set forth in its registration statement on Form 8-A filed with the SEC on July 18, 1997.

7.
Description of NetBank's Series A Junior Participating Preferred Stock set forth in its registration statement on Form 8-A filed with the SEC on January 28, 2000.

    NetBank will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Robert E. Bowers, Chief Financial Officer, NetBank, Inc., 11475 Great Oaks Parkway, Alpharetta, Georgia 30022, telephone (770)343-6006.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following is a statement of estimated expenses incurred in connection with the shares of Common Stock being registered hereby, other than underwriting discounts and commissions:

SEC Registration Fee	$3,337
Accounting Fees and Expenses	20,000
Legal Fees and Expenses	5,000
Miscellaneous	663

Total	$29,000

    The foregoing items, except for the SEC Registration Fee, are estimated.

Item 15. Indemnification of Directors and Officers.

    Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    NetBank's bylaws contain indemnification provisions that provide that directors and officers of NetBank will be indemnified against expenses reasonably incurred by them if they are successful on the merits or otherwise in the defense of any proceeding or any claim, issue or matter involved in the proceeding. The indemnification provisions also provide that NetBank may indemnify directors and officers when they meet the applicable standard of conduct, regardless if they are successful in the defense of the proceeding or claim, issue or matter. The applicable standard of conduct is met if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of NetBank, and with respect to an employee benefit plan, for a purpose the director believed in good faith to be in the interests of the participants and beneficiaries of the plan. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the stockholders or independent legal counsel in each specific case.

    NetBank may also provide for greater indemnification than that set forth in its bylaws if it chooses to do so, subject to approval by NetBank's stockholders. NetBank may not, however, indemnify a director for liability arising out of circumstances that constitute exceptions to limitation of a director's liability for monetary damages, as described below. NetBank may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not NetBank would have had the power to indemnify against such liability.

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    In addition, Article X of NetBank's Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to NetBank and to the stockholders of NetBank for breach of a duty as a director. There is no elimination of liability for:

  (a)
  a breach of duty involving appropriation of a business opportunity of NetBank;

  (b)
  an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

  (c)
  a transaction from which the director derives an improper material tangible personal benefit; or

  (d)
  as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

The Articles of Incorporation do not eliminate or limit the right of NetBank or its stockholders to seek injunctive or other equitable relief not involving monetary damages.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-23717, filed with the SEC on April 25, 1997).
4.2
Rights Agreement dated January 20, 2000, between the Registrant and SunTrust Bank (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form 8-A, File No. 0-22361, filed with the SEC on January 28, 2000).
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on Signature Page).
99.1
Acquisition Agreement by NetBank, Inc. and Net Interim, Inc. to Acquire Market Street Mortgage Corporation from Republic Bank, Republic Bancorp Inc. and Certain Shareholders dated April 15, 2001 (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2001).
99.2
Amendment dated June 29, 2001 to the Acquisition Agreement described in Exhibit 99.1 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 13, 2001).
99.3	Investment Letter executed by Republic Bancorp Inc. dated April 15, 2001.

Item 17. Undertakings.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934, (the "Exchange Act")

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  (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b) (I) or (4) or 497 (h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 2nd day of October, 2001.

NETBANK, INC.
By:	/s/ D.R. GRIMES D.R. Grimes Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints D.R. GRIMES and ROBERT E. BOWERS, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registrations statements pursuant to Rule 462 (b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, for their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrants and in the capacities on October 2, 2001:

Signature	Title

/s/ T. STEPHEN JOHNSON T. Stephen Johnson	Chairman of the Board
/s/ D.R. GRIMES D.R. Grimes	Vice Chairman and Chief Executive Officer*
/s/ MICHAEL R. FITZGERALD Michael R. Fitzgerald	President and Chief Operating Officer and Director
/s/ ROBERT E. BOWERS Robert E. Bowers	Chief Financial Officer, Corporate Secretary and Director**

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/s/ WARD H. CLEGG Ward H. Clegg	Director
/s/ DONALD S. SHAPLEIGH, JR. Donald S. Shapleigh, Jr.	Director
/s/ J. STEPHEN HEARD J. Stephen Heard	Director
/s/ ROBIN C. KELTON Robin C. Kelton	Director
/s/ THOMAS H. MULLER, JR. Thomas H. Muller, Jr.	Director
/s/ W. JAMES STOKES W. James Stokes	Director
/s/ MACK I. WHITTLE, JR. Mack I. Whittle, Jr.	Director
/s/ LAURA P. MOON Laura P. Moon	Chief Accounting Officer***

*
Principal Executive Officer

**
Principal Financial Officer

***
Principal Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-23717, filed with the SEC on April 25, 1997).
4.2
Rights Agreement dated January 20, 2000, between the Registrant and SunTrust Bank (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form 8-A, File No. 0-22361, filed with the SEC on January 28, 2000).
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on Signature Page).
99.1
Acquisition Agreement by NetBank, Inc. and Net Interim, Inc. to Acquire Market Street Mortgage Corporation from Republic Bank, Republic Bancorp Inc. and Certain Shareholders dated April 15, 2001 (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2001).
99.2
Amendment dated June 29, 2001 to the Acquisition Agreement described in Exhibit 99.1 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 13, 2001).
99.3	Investment Letter executed by Republic Bancorp Inc. dated April 15, 2001.

QuickLinks

THE COMPANY
RECENT DEVELOPMENTS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT NETBANK
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX